Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-67451) of The First American Corporation of our report dated July 9, 2001, relating to the financial statements of The RELS Savings Plan, which appears in this Form 11-K.

/s/    PRICEWATERHOUSECOOPERS LLP
Los Angeles, CA
June 24, 2002

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